SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 13, 2013

H. J. Heinz Company
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-3385	25-0542520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Suite 3100 Pittsburgh, Pennsylvania		15222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 456-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, as of February 13, 2013, H. J. Heinz Company, a Pennsylvania corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Hawk Acquisition Holding Corporation, a Delaware corporation (“Parent”), and Hawk Acquisition Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the boards of directors of the Company, Parent and Merger Sub, Merger Sub will merge with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly owned subsidiary of Parent.

Upon the completion of the Merger (the “Effective Time”), each outstanding share of Company common stock (other than shares owned by the Company, Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, and in each case not held on behalf of third parties) will be converted into the right to receive $72.50 in cash, without interest (the “Merger Consideration”).  At the Effective Time, (i) each outstanding stock option, whether vested or unvested, will be cancelled and converted into the right to receive, with respect to each share subject to the option, the Merger Consideration less the exercise price per share, (ii) each outstanding Company phantom unit, whether vested or unvested, will be cancelled and converted into the right to receive the Merger Consideration, and (iii) each outstanding Company restricted stock unit, whether vested or unvested, will be cancelled and converted into the right to receive, with respect to each share subject to the restricted stock unit, the Merger Consideration plus any accrued and unpaid dividend equivalents, except that payment in respect of Company restricted stock units that have been deferred will be made in accordance with the terms of the award and the applicable deferral election made by the holder.

Each party’s obligation to complete the Merger is subject to various customary conditions, including, among others, (a) approval of the Merger Agreement by the majority of votes cast by all holders of Company common stock and, if any remain outstanding, Company first series preferred shares voting together as a single class at a meeting called and held for such purpose (with holders of Company first series preferred shares entitled to one half vote per share), (b) the expiration or termination of all applicable waiting periods and receipt of applicable antitrust approvals in the United States and certain non-U.S. jurisdictions, (c) there being no applicable law, order, judgment or other legal restraint prohibiting or otherwise making illegal the consummation of the Merger in a jurisdiction in which the Company, Parent or the Sponsors (as defined below) has substantial operations, (d) performance by the other party in all material respects of its obligations under the Merger Agreement and (e) subject to specified materiality standards, the accuracy of the representations and warranties of the other party.  Parent’s and Merger Sub’s obligation to complete the Merger is also subject to there not having occurred, since entry into the Merger Agreement, a Company Material Adverse Effect (as defined in the Merger Agreement).  Parent is also not required to consummate the Merger until after completion of a marketing period for the financing it is using to fund a portion of the Merger Consideration.

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement.  The Company has agreed, among other things, subject to certain exceptions, to conduct its business only in the ordinary course and not to take certain specified actions prior to consummation of the Merger.  The Company is permitted to continue to pay quarterly dividends to holders of Company common stock through the closing.

The Company has also agreed (a) to cause a shareholder meeting to be held to consider approval of the Merger Agreement, (b) subject to certain exceptions, that the Company’s board of directors will recommend approval of the Merger Agreement by the Company’s shareholders, (c) not to solicit alternative acquisition proposals and (d) subject to certain exceptions, not to enter into discussions or negotiations concerning or provide information to third parties in connection with any alternative acquisition proposal.

Prior to the approval of the Merger Agreement by the Company’s shareholders, the Company’s board of directors may, upon receipt of a Superior Proposal (as defined in the Merger Agreement) and in certain other circumstances, change its recommendation that the Company’s shareholders approve the Merger Agreement, subject to complying with certain notice and other conditions set forth in the Merger Agreement, including considering in good faith any changes Parent proposes to make to the Merger Agreement.  If the Company’s board of directors changes its recommendation that the Company’s shareholders approve the Merger Agreement, Parent may terminate the Merger Agreement.  In addition, prior to the approval of the Merger Agreement by the Company’s shareholders, the Company may, subject to complying with certain notice and other conditions set forth in the Merger Agreement, terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal.

The Merger Agreement contains certain other termination rights for each of the Company and Parent, including the right of each party to terminate the Merger Agreement if, other than in certain circumstances described in the Merger Agreement, the Merger has not been consummated by November 13, 2013 (the “End Date”) or if the Company’s shareholders do not approve the Merger Agreement upon a vote taken.

If the Merger Agreement is terminated (i) by Parent as a result of a change in the recommendation of the Company’s board of directors that the Company’s shareholders approve the Merger Agreement, (ii) by the Company in order to enter into a definitive agreement providing for a Superior Proposal or (iii) in certain other circumstances, then the Company will be required to pay Parent a termination fee of $750 million.  If the Merger Agreement is terminated by the Company in response to Parent and Merger Sub’s failure to consummate the Merger after the applicable conditions have been satisfied or waived and after the marketing period has been completed, Parent will be required to pay the Company a reverse termination fee equal to $1.4 billion.  In certain circumstances, payment of the reverse termination fee and termination of the Merger Agreement may be delayed for up to four months, during which time the Merger Agreement remains in effect and Parent may continue to try to complete the Merger.  Payment of 50% of the reverse termination fee and of other payment obligations of Parent in connection with the Merger Agreement, up to a cap of $700 million for each Sponsor, is guaranteed by each of Berkshire Hathaway Inc. (“Berkshire”) and 3G Special Situations Fund III, L.P., an affiliate of 3G Capital (“3G Capital,” and together with Berkshire, the “Sponsors”), pursuant to the terms of separate limited guarantees, subject to the terms and conditions set forth therein.  The Company will also be required to pay the reasonable expenses of Parent and Merger Sub in an amount not to exceed $25 million in certain circumstances specified in the Merger Agreement.  Any reimbursed expenses will be credited against the termination fee, if later paid by the Company.

J.P. Morgan and Wells Fargo have committed to provide $14.1 billion of new debt financing for the transaction, consisting of $8.5 billion of USD senior secured term loan B-1 and B-2 facilities, $2.0 billion of Euro/ British Pounds senior secured term loan B-1 and B-2 facilities, a $1.5 billion senior secured revolving facility and a $2.1 billion second lien bridge loan facility.   The obligation of J.P. Morgan and Wells Fargo to provide this debt financing is subject to a number of customary conditions, including, without limitation, execution and delivery of certain definitive documentation. The final termination date for the debt commitment is November 13, 2013.  Additionally, Parent also intends to roll over certain of the Company’s current outstanding indebtedness that is not subject to acceleration upon a change of control and that either does not contain change of control repurchase obligations or where the holders do not elect to have such indebtedness repurchased in a change of control offer.  Any existing indebtedness of the Company that remains outstanding would not be equally and ratably secured with the new debt financing as the new debt financing is not expected to be secured by ‘principal property’ or other assets that cannot be pledged without triggering the equal and ratable clauses under the rolled over existing indebtedness.  The Merger Agreement requires Parent to use its reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments.  The obligation of Parent and Merger Sub to consummate the Merger is not subject to a financing condition.

Each of Berkshire Hathaway and 3G Capital, has entered into an equity commitment letter with Parent to purchase, subject to the terms and conditions set forth in the equity commitment letters, $12.12 billion and $4.12 billion, respectively, of equity securities of Parent in connection with, and to partially fund the consideration payable at the closing of, the Merger.  Berkshire expects at the completion of the transaction to invest $12.12 billion to acquire a package of equity securities consisting of preferred and common stock and warrants issued by Parent.  The preferred stock will have a liquidation preference of $8 billion, will pay or accrue a 9% dividend, and will be redeemable at the request of Parent or Berkshire in certain circumstances.  3G Capital expects at the completion of the transaction to invest $4.12 billion to acquire common stock issued by Parent.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.  The Merger Agreement governs the contractual rights between the parties in relation to the Merger.  The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission.  In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.  The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’ shareholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders or other security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of any actual state of facts or of the condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Cautionary Statement Regarding Forward-Looking Statements

This report and the Company’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include the Company’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•      the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•      the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies,

•      the risk that a closing condition to the proposed merger may not be satisfied,

•      the failure to obtain the necessary financing in connection with the proposed merger,

•      the ability of the Company to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

•      other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between the Company and a subsidiary of Hawk Acquisition Holding Corporation.  In connection with the proposed merger, the Company will file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”).  The information contained in the preliminary filing will not be complete and may be changed.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The definitive proxy statement will be mailed to the shareholders of the Company seeking their approval of the proposed merger.  The Company’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on August 28, 2012.  These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the proposed merger will be set forth in the preliminary proxy statement when it is filed with the SEC.

Item 9.01       Exhibits and Financial Statements.

(d)      Exhibits

2.1	Agreement and Plan of Merger, dated as of February 13, 2013, by and among H. J. Heinz Company, Hawk Acquisition Holding Corporation and Hawk Acquisition Sub, Inc.*

*           Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2013	H. J. HEINZ COMPANY

	By:	/s/ Arthur B. Winkleblack
Arthur B. Winkleblack Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 13, 2013, by and among H. J. Heinz Company, Hawk Acquisition Holding Corporation and Hawk Acquisition Sub, Inc.*

*    Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.